Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

DraftKings Inc.

(Exact name of registrant as specified in its charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.0001 per share(2)	Other	351,225	$42.65(3)	$14,979,746.25(3)	$147.60 per $1,000,000	$2,211.01
Total Offering Amounts					$14,979,746.25		$2,211.01
Total Fee Offsets							$–
Net Fee Due							$2,211.01

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-8 (the “Registration Statement”) to which this exhibit relates shall also cover any additional shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of DraftKings Inc. (the “Registrant”) that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration and that, in each case, increases the number of outstanding shares of Class A Common Stock.

(2)	Represents 351,225 shares of Class A Common Stock issuable upon the exercise of outstanding stock options issued pursuant to the JackPocket Inc. 2013 Equity Incentive Plan, which stock options were assumed by the Registrant and converted into stock options in respect of Class A Common Stock pursuant to that Agreement and Plan of Merger and Plan of Reorganization, dated as of February 11, 2024, by and among the Registrant, JackPocket Inc., DraftKings Holdings Inc., Fortune Merger Sub Inc., Fortune Merger Sub LLC and Shareholder Representative Services LLC.

(3)	Estimated solely for the purpose of calculating the registration fee calculated in accordance with Rules 457(c) and 457(h) of the Securities Act. The aggregate offering price is the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the Nasdaq Global Select Market on May 22, 2024.